Exhibit 10.8
PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Pledge and Security Agreement”) is made and entered into this 1st day of December, 2014, by and between Digi Outdoor Media, Inc., a Nevada Corporation (“Debtor” or the “Company”), Donald E. MacCord, Jr., Shannon D. Doyle, and Dale Rasmussen (individually and collectively referred to as the “Digi Founders”),  Rapture Holdings LLC, a Washington Limited Liability Company (“Rapture” or the "Secured Party"), and Fifth Avenue Law Group, PLLC (“Pledgeholder”).

WHEREAS, Rapture intends to make a loan to Debtor in the principal amount of up to Nine Hundred Thousand Dollars (USD $900,000.00) pursuant to the terms of a Bridge Loan Agreement dated December 1, 2014 (the “Bridge Loan Agreement”) executed by Borrower; and

WHEREAS, in order to provide security for the due performance by Borrower of its obligations under the Bridge Loan Agreement (the “Obligations”), the Debtor and the Digi Founders have agreed to enter into this Pledge and Security Agreement to provide Rapture a security interest in certain assets of the Debtor, and a security interest in, and pledge of, One Million Eight Hundred Thousand (1,800,000) common shares of the Debtor owned by the Digi Founders as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Pledge of Stock; Grant of Security Interest.

(a)    The Digi Founders (individually and collectively) hereby pledge and assign, and shall deliver to the Pledgeholder for the benefit of Rapture stock certificates for an aggregate of One Million Eight Hundred Thousand (1,800,000) common shares of the Debtor, duly endorsed in blank or with a duly executed stock power attached.  Specifically, it is agreed that (i) Donald E. MacCord, Jr. shall pledge and assign, and deliver to the Pledgeholder for the benefit of Rapture a stock certificate for Nine Hundred Thousand (900,000) common shares of the Debtor; (ii) Shannon Doyle shall pledge and assign, and deliver to the Pledgeholder for the benefit of Rapture a stock certificate for Four Hundred Twenty-Six Thousand Three Hundred Sixteen (426,316) common shares of the Debtor; and (iii) Dale Rasmussen shall pledge and assign, and deliver to the Pledgeholder for the benefit of Rapture a stock certificate for Four Hundred Seventy-Three Thousand Six Hundred Eighty-Four (473,684) common shares of the Debtor.  The shares pledged hereunder shall be referred to hereafter (individually or collectively, as the context requires) as the “Shares”.

(b)    In addition, each of the Digi Founders hereby grants a first priority security interest in the Shares (and the portion thereof pledged and assigned by each such Founder hereunder), and authorizes Rapture to file UCC financing statements with respect to said security interest in the Shares.  The Digi Founders (individually and collectively) and the Debtor hereby irrevocably authorize and direct the Pledgeholder, on receipt of a copy of this Pledge and Security Agreement, to hold said Shares, and all security entitlements arising from them on behalf of Rapture, and subject to the instruction and control of Rapture, until Rapture advises the Pledgeholder in writing that Rapture has released its security interest in the Shares.

(c)    In addition, in the event that the Shares are insufficient to secure the principal and interest owed pursuant to the Bridge Loan Agreement and any associated Promissory Notes  (for example, because the pledges Shares, in the aggregate, trade at any time for less than such principal and interest owed thereunder), the Debtor covenants and agrees to grant a first priority security interest in such additional security as Lender reasonably requests, with such additional Debtor Collateral (to be set forth in an Addendum hereto), and authorizes Rapture to file UCC financing statements with respect to said security interest.

2.           Right to Vote Shares.  During the time the Shares are in the custody and possession of the Pledgeholder, the Digi Founders (individually) shall be entitled to vote their respective Shares for all purposes.

3.           Representations, Warranties and Covenants of the Digi Founders.  The Digi Founders (individually and collectively) represent and warrant to the Secured Party/Rapture as follows:

(a)    Each of the Digi Founders (individually) have full and legal authority to pledge their respective portion of the Shares hereunder, that the Shares have been duly issued, and title to the Shares is free and clear of any and all liens, claims or other encumbrances; and

(b)    The Digi Founders (individually and collectively) shall execute and deliver from time to time any endorsements, assignments, financing statements, and other writings deemed necessary or appropriate by Rapture to perfect, maintain, and protect Rapture’s security interest and first lien priority in the Shares.

4.           Representations, Warranties and Covenants of the Company.  The Company represents and warrants to the Secured Party/Rapture as follows:

(a)    The Company has or will have full and legal authority to grant a first priority security interest in the Debtor Collateral set forth in an Addendum hereto (if applicable in accordance with Section 1(c)); and

(b)    The Company shall execute and deliver from time to time any endorsements, assignments, financing statements, and other writings deemed necessary or appropriate by Rapture to perfect, maintain, and protect Rapture’s security interest and first lien priority in the Debtor Collateral set forth in an Addendum hereto (if applicable in accordance with Section 1(c)).

5.           Authorized Action by Secured Party; Proxy. The Company and the Digi Founders (and each of them, individually) irrevocably appoint the Secured Party as their attorney-in-fact, and grant the Secured Party a proxy to do (but the Secured Party shall not be obligated to do so), after and during the continuance of an Event of Default (as defined in Section 6), any act that the Company and/or the Digi Founders (individually or collectively) are obligated by this Pledge and Security Agreement to do, and to exercise the rights and powers that the Digi Founders (individually or collectively) might exercise with respect to the Shares, and to exercise the rights and powers that Company might exercise with respect to the Debtor Collateral.  With respect to voting the Shares, this Section 5 constitutes an irrevocable appointment of a proxy, coupled with an interest, which shall automatically become effective upon the occurrence of an Event of Default and shall continue until the Judgment is paid or otherwise satisfied in full.

6.           Default.  Any of the following events constitutes an event of default (“Event of Default”) under this Pledge and Security Agreement:

(a)    The Company’s failure to pay or otherwise satisfy the full amounts when due under the Bridge Loan Agreement, or any Promissory Note associated with the Bridge Loan Agreement;

(b)           The Company’s breach of or the failure to perform any of the terms of this Pledge and Security Agreement, including any breach of the representations, warranties or covenants contained in Section 4;

(c)           The Digi Founder’s breach of or the failure to perform any of the terms of this Pledge and Security Agreement, including any breach of the representations, warranties or covenants contained in Section 3;

(d)           Any other action taken by the Company that adversely affects the ability of Rapture to exercise its rights under this Pledge and Security Agreement.

7.           Remedies on Default.  On the occurrence of an Event of Default, the Secured Party may, in the Secured Party’s sole discretion, with written notice to the Digi Founders, Company and the Pledgeholder:

(a)           Register in the Secured Party’s name any or all of the Shares;

(b)           Exercise the Secured Party’s proxy rights with respect to all or any portion of the Shares, in which event the Company agrees to promptly deliver to the Secured Party further evidence of the grant of the proxy in any form requested by the Secured Party; and

(c)           Sell, transfer or otherwise dispose of the Shares; and

(d)           Take possession of, sell, transfer or otherwise dispose of the Debtor Collateral set forth in an Addendum hereto (if applicable in accordance with Section 1(c)).

The Secured Party may, in the Secured Party’s sole discretion, exercise any or all of the foregoing remedies.  Accordingly, Secured Party is not be required to exercise remedies proportionally or in any other manner with respect to such remedies, and may exercise remedies with respect to any of the Shares pledged hereunder, regardless of the ownership thereof or whether remedies are also exercised with respect to any other Shares pledged hereunder.

8.           Notice and Cure.  Upon the occurrence of an Event of Default under Section 6 of this Pledge and Security Agreement, Rapture shall give written notice of such default to the Digi Founders, the Company, and the Pledgeholder.  The Digi Founders and the Company shall have a period of ten (10) days following receipt of such written notice to cure the default.  If the Digi Founders and the Company shall fail to cure the default within said ten-day period, the Digi Founders shall be deemed to have irrevocably transferred the pledged Shares to Rapture, and the Company shall be deemed to have irrevocably transferred the Debtor Collateral set forth in an Addendum hereto to Rapture (if applicable in accordance with Section 1(c)).

9.           Release of Shares and Debtor Collateral.  Upon full payment or full satisfaction of the full amounts due under the Bridge Loan Agreement, and any Promissory Note associated with the Bridge Loan Agreement, Rapture shall give prompt written notice of such payment or satisfaction to the Pledgeholder, Pledgeholder shall release and deliver the Shares to the Digi Founders (and specifically, to such individual registered as the owner of such portion of the Shares), and Rapture shall release its interest in the Debtor Collateral set forth in an Addendum hereto (if applicable in accordance with Section 1(c)), and thereafter all of Rapture’s rights in and to the Shares and the Debtor Collateral shall terminate.

10.           No Assignment or Encumbrances.  Except as expressly provided herein, the Digi Founders hereby acknowledge and agree that they (individually and collectively) shall be restricted and precluded from assigning, pledging, further encumbering, selling or transferring the Shares or any of the obligations contained in this Pledge and Security Agreement without the prior written consent of Rapture.  In addition, the Company hereby acknowledges and agrees that it shall be restricted and precluded from assigning, pledging, further encumbering, selling or transferring the Debtor Collateral set forth in an Addendum hereto (if applicable in accordance with Section 1(c)) without the prior written consent of Rapture.

11.           Pledgeholder.  The Digi Founders (individually and collectively), the Company, and Rapture hereby designate James F. Biagi, Jr. of Fifth Avenue Law Group PLLC as the Pledgeholder to hold the Shares pursuant to the terms of this Pledge and Security Agreement.

12.           Binding Effect; Benefit.  This Pledge and Security Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing in this Pledge and Security Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Pledge and Security Agreement, including, without limitation, third party beneficiary rights.

13.           Termination. This Pledge and Security Agreement and each and all of the terms and provisions hereof shall continue in full force and effect until full payment or full satisfaction of the full amounts due under the Bridge Loan Agreement, and any Promissory Note associated with the Bridge Loan Agreement, unless sooner terminated by mutual agreement of the Company and Rapture.

14.           Acknowledgement and Construction.  The Digi Founders (individually and collectively), the Company, and Rapture expressly acknowledge and accept that Pledgeholder has acted as and is the attorney for Rapture, and further acknowledge that they have participated jointly in the negotiation and drafting of this Pledge and Security Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Pledge and Security Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Pledge and Security Agreement.

15.           Attorneys’ Fees and Costs.  If any party institutes any legal proceedings to settle any controversy arising under this Pledge and Security Agreement or to enforce any provision of this Pledge and Security Agreement, the prevailing party in such action shall be entitled to recover its reasonable attorneys’ fees and costs from the non-prevailing party.

16.           Waiver.  No right or obligation under this Pledge and Security Agreement shall be deemed to have been waived unless evidenced by a writing signed by the party against whom the waiver is asserted, or by its duly authorized representative.  Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

17.           Severability.  If any term or provision of this Pledge and Security Agreement, or the application of such term or provision, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Pledge and Security Agreement shall continue in full force and effect, and the application of such term or provision to other persons or circumstances shall be interpreted so as to effect the intent of the parties to the maximum extent possible.  The parties further agree to replace such void or unenforceable term or provision of this Pledge and Security Agreement with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable term or provision.

18.           Governing Law.  This Pledge and Security Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington, regardless of the laws that might otherwise govern under applicable conflicts of laws principles.

19.           Amendment.  To be effective, any modification or amendment to this Pledge and Security Agreement must be made in a writing signed by the Company, the Digi Founders, and Rapture.

20.           Headings.  The section headings contained in this Pledge and Security Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

21.           Notice.  Any notice required or permitted under this Pledge and Security Agreement shall be in writing and shall be deemed to have been duly given or made either: (a) when personally delivered to the designated party; or (b) three (3) days after being deposited in the U.S. mail by certified or registered mail, postage prepaid, return receipt requested, and properly addressed to the party to whom it is directed.  A communication will be deemed to be properly addressed if sent to the Company, Rapture, the Digi Founders (individually), or the Pledgeholder at the address indicated on the signature page hereto.  At any time during the term of this Pledge and Security Agreement, the Company, Rapture, the Digi Founders (individually) or the Pledgeholder may change the address to which notices and other communications must be sent by providing written notice of a new address to the other parties in the manner specified in this Section 21.  Any change of address will be effective ten (10) days after notice is given.

22.           Counterparts.  This Pledge and Security Agreement may be executed in multiple counterparts and by facsimile or electronically, all of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties hereto and delivered to the other party, it being understood that all parties need not sign the same counterpart.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Pledge and Security Agreement as of the date first above written.

Rapture Holdings LLC	Address:
/s/ Cooper DuBois By: Cooper DuBois Its: Manager	c/o Fifth Avenue Law Group PLLC 701 Fifth Avenue, Suite 2800 Seattle, WA 98104
Digi Outdoor Media, Inc. /s/ Donald E. MacCord, Jr. By: Donald E. MacCord, Jr. Its: President	Address:

Digi Founders:

/s/ Donald E.MacCord, Jr. Donald E. MacCord, Jr., Individually	Address:

/s/ Dale Rasmussen Dale Rasmussen, Individually	Address:

/s/ Shannon D. Doyle Shannon D. Doyle., Individually	Address:

Pledgeholder: Fifth Avenue Law Group, PLLC /s/ James F. Biagi, Jr. By: James F. Biagi, Jr. Its: Manager	Address: 701 Fifth Avenue, Suite 2800 Seattle, WA 98104